Deal Name	ABSC AEG 2006-HE1
**Please fill in over this generic data
	ARM	FRM	Total/Avg.
Percentage Bal.	79.30%	20.70%	100.00%
Deal Balance	873,732,198	228,089,252	1,101,821,450
WA Remaining Term	358	343	355
WALA	2	1	2
WAC	7.701%	8.245%	7.814%
CLTV (incl silent 2nds)	87.90%	83.97%	87.09%
WA Loan Balance	174,050	91,860	146,851
Non-Full Doc %	45.56%	31.67%	42.69%
DTI	41.52%	40.17%	41.24%
IO %	36.35%	6.27%	30.12%
Second Lien %	0.00%	24.54%	5.08%
Silent Seconds %	42.72%	13.02%	36.57%
FICO	***the weighted average of these (by 25% each) should equal the weighted average FICO of the deal
1st Quartile	567.0	593.0	578
2nd Quartile	603.0	627.0	611
3rd Quartile	637.0	660.0	646
4th Quartile	805.0	806.0	806
Property Type
Single Family %	74.28%	77.55%	74.96%
PUD %	12.27%	11.47%	12.10%
2-4 Unit %	7.61%	7.56%	7.60%
MH %	0.00%	0.00%	0.00%
Occupancy Type
Owner Occupied	95.41%	96.61%	95.66%
2nd Home	1.15%	0.52%	1.02%
Investor Prop.	3.44%	2.87%	3.33%
Loan Purpose
Purchase	44.42%	31.53%	41.75%
Cash-Out	53.84%	62.28%	55.59%
Rate-Reduction	1.74%	6.18%	2.66%